As filed with the Securities and Exchange Commission on May 17, 2016
Registration Statement No. 333-198895

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VECTRUS, INC.
(Exact name of registrant as specified in its charter)

Indiana	38-3924636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
Telephone: (719) 591-3600
(Address, including zip code, and telephone number, including area code, of principal executive offices)

VECTRUS, INC. 2014 OMNIBUS INCENTIVE PLAN
(Full Titles of the Plan)

Michele L. Tyler
Senior Vice President, Chief Legal Officer and Corporate Secretary
655 Space Center Drive, Colorado Springs, CO 80915
Telephone: (719) 591-3600
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐		Accelerated filer	☑

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On September 24, 2014, Vectrus, Inc., (the “Registrant” or the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Registration No. 333-198895) (the “Registration Statement”) registering an aggregate number of 2,625,000 shares of common stock, par value $0.01 per share, of the Registrant, which were reserved for issuance under the Vectrus, Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”).

On May 13, 2016, the shareholders of the Registrant approved an amendment and restatement of the 2014 Plan (the “Amended 2014 Plan”).

This Post-Effective Amendment to the Registration Statement is being filed solely to add Exhibit 4.4, the Amended 2014 Plan, and to amend and restate the exhibit index list contained in Item 8 of Part II of the Registration Statement to show the inclusion of Exhibit 4.4.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of the Registration Statement:

Exhibit Number	Description of Document
4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on September 16, 2014).
4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on September 16, 2014)
4.3	Vectrus, Inc. 2014 Omnibus Incentive Plan*
4.4
Vectrus Inc., 2014 Omnibus Incentive Plan (As Amended and Restated as of May 13, 2016) (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 16, 2016)

5.1	Opinion of Barnes & Thornburg LLP*
23.1	Consent of Deloitte Touche LLP*
23.2	Consent of Barnes & Thornburg LLP (included as part of Exhibit 5.1)*

*Previously filed in the Registration Statement on September 24, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on May 13, 2016.

Vectrus, Inc.
By:	/s/ Michele L. Tyler
Name:	Michele L. Tyler
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of May, 2016.

SIGNATURE	TITLE	DATE
/s/ Kenneth W. Hunzeker Kenneth W. Hunzeker	Chief Executive Officer and President, Director	May 13, 2016
/s/ Matthew M. Klein Matthew M. Klein	Senior Vice President, Chief Financial Officer and Principal Accounting Officer	May 13, 2016
/s/ Louis J. Giuliano Louis J. Giuliano	Director	May 13, 2016
/s/ Bradford J. Boston Bradford J. Boston	Director	May 13, 2016
/s/ Mary L. Howell Mary L. Howell	Director	May 13, 2016
/s/ William F. Murdy William F. Murdy	Director	May 13, 2016
/s/ Melvin F. Parker Melvin F. Parker	Director	May 13, 2016
/s/ Eric M. Pillmore Eric M. Pillmore	Director	May 13, 2016
/s/ Stephen L. Waechter Stephen L. Waechter	Director	May 13, 2016
/s/ Phillip C. Widman Phillip C. Widman	Director	May 13, 2016

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on September 16, 2014).
4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on September 16, 2014)
4.3	Vectrus, Inc. 2014 Omnibus Incentive Plan*
4.4
Vectrus Inc., 2014 Omnibus Incentive Plan (As Amended and Restated as of May 13, 2016) (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 16, 2016)

5.1	Opinion of Barnes & Thornburg LLP*
23.1	Consent of Deloitte Touche LLP*
23.2	Consent of Barnes & Thornburg LLP (included as part of Exhibit 5.1)*

*Previously filed in the Registration Statement on September 24, 2014.